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                          CAPITAL BANK & TRUST COMPANY
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

       THIS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT ("AGREEMENT") is made effective this 26th day of May, 2004 (the "EFFECTIVE DATE"), by and between Capital Bank & Trust Company (the "BANK"), a state-chartered bank located in Nashville, Tennessee and SALLY P. KIMBLE (the "EXECUTIVE"), intending to be legally bound hereby. Capital Bancorp, Inc. ("CORPORATION") joins in this Agreement

                                  INTRODUCTION

       To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide supplemental retirement benefits to the Executive. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1    "Change in Control" means any of the following:

                           (A) any person (as such term is used in Sections 13d
                  and 14d-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than the Corporation, a subsidiary of the Corporation, an employee benefit plan (or related trust) of the Corporation or a direct or indirect subsidiary of the Corporation, or Affiliates of the Corporation (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than thirty-five percent (35%) of the combined voting power of the Corporation's then outstanding securities (other than a person owning ten (10%) or more of the voting power of stock on the date hereof); or

                           (B) the liquidation or dissolution of the Corporation
                  or the occurrence of, or execution of an agreement providing for a sale of all or substantially all of the assets of the Corporation to an entity which is not a direct or indirect subsidiary of the Corporation; or

                           (C) the occurrence of, or execution of an agreement
                  providing for a reorganization, merger, consolidation or other similar transaction or connected series of transactions of the Corporation as a result of which either (a) the Corporation does not survive or (b) pursuant to which shares of the Corporation common stock


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                  ("COMMON STOCK") would be converted into cash, securities or other property, unless, in case of either (a) or (b), the holders of the Corporation Common Stock immediately prior to such transaction will, following the consummation of the transaction, beneficially own, directly or indirectly, more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving, continuing or resulting from such transaction; or

                           (D) the occurrence of, or execution of an agreement
                  providing for a reorganization, merger, consolidation or similar transaction of the Corporation, or before any connected series of such transactions, if upon consummation of such transaction or transactions, the persons who are members of the Board of Directors of the Corporation immediately before such transaction or transactions cease or, in the case of the execution of an agreement for such transaction or transactions, it is contemplated in such agreement that upon consummation such persons would cease to constitute a majority of the Board of Directors of the Corporation or, in the case where the Corporation does not survive in such transaction, of the corporation surviving, continuing or resulting from such transaction or transactions; or

                           (E) any other event which is at any time designated
                  as a "CHANGE IN CONTROL" for purposes of this Plan by a resolution adopted by the Board of Directors of the Corporation with the affirmative vote of a majority of the non-employee directors in office at the time the resolution is adopted; in the event any such resolution is adopted, the Change in Control event specified thereby shall be deemed incorporated herein by reference and thereafter may not be amended, modified or revoked without the written agreement of the Executive;

                           (F) during any period of two consecutive years during
                  the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period, provided however this provision shall not apply in the event two-thirds of the Board of Directors at the beginning of a period no longer are directors due to death, normal retirement, or other circumstances not related to a Change in Control; or


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                           (G)    there occurs any "CHANGE IN CONTROL" or
                  comparable event as defined in the supplemental executive retirement plan or employment agreement of any other executive officer of the Bank or the Corporation.

                  Notwithstanding anything else to the contrary set forth in this Plan, if (i) an agreement is executed by the Corporation providing for any of the transactions or events constituting a Change in Control as defined herein, and the agreement subsequently expires or is terminated without the transaction or event being consummated, and (ii) Executive's employment did not terminate during the period after the agreement and prior to such expiration or termination, for purposes of this Plan it shall be as though such agreement was never executed and no Change in Control event shall be deemed to have occurred as a result of the execution of such agreement.

                  1.1.2 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.1.3    "Corporation" means Capital Bancorp, Inc.

                  1.1.4 "Disability" means the Executive's suffering a sickness, accident or injury which has been determined by the carrier of any group disability insurance policy provided by the Bank or made available by the Bank to its employees and covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Bank of the carrier's or Social Security Administration's determination upon the request of the Bank.

                  1.1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change in Control.

                  1.1.6 "Normal Retirement Age" means the Executive's sixty-fifth (65th) birthday.

                  1.1.7 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

                  1.1.8 "Plan Year" means each consecutive twelve (12) month period commencing with the effective date of this Agreement.

                  1.1.9 "Termination of Employment" means that the Executive ceases to be employed by the Bank for any reason whatsoever other than by reason of a leave of absence, which is approved by the Bank. For purposes of this Agreement, if there is a dispute over the employment status of the Executive or the date of the Executive's Termination of Employment, the Bank shall have the sole and absolute right to decide the dispute.


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                                    ARTICLE 2
                                LIFETIME BENEFITS

         2.1 Normal Retirement Benefit. The Bank shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement upon Termination of Employment on or after the Normal Retirement Age for reasons other than death.

                  2.1.1 Amount of Benefit. The annual Normal Retirement Benefit under this Section 2.1 is Twenty-Five Thousand Dollars ($25,000.00). The Bank may increase the annual benefit under this
         Section 2.1 at the sole and absolute discretion of the Bank's Board of Directors. Any increase in the annual benefit shall require the recalculation of all the amounts on Schedule A attached hereto. The annual benefit amounts on Schedule A are calculated by amortizing the Accrued Benefit using the interest method of accounting, a six and one-half percent (6.50%) discount rate, monthly compounding and monthly payments.

                  2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in equal monthly installments payable on the first day of each month commencing with the month following the Executive's Normal Retirement Date and continuing thereafter for one hundred seventy-nine (179) additional months.

                  2.1.3 Benefit Increases. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Bank's Board of Directors, in its sole discretion, may increase the benefit.

         2.2 Early Termination Benefit. Upon Early Termination, the Bank shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

                  2.2.1    Amount of Benefit. The annual benefit under this
         Section 2.2 is the Accrued Benefit set forth in Schedule A for the Plan Year ended immediately prior to the Early Termination Date.

                  2.2.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in equal monthly installments commencing within forty-five (45) days after the date of the Executive's Normal Retirement Age and continuing for one hundred seventy-nine (179) additional months.

                  2.2.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

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         2.3      Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1    Amount of Benefit. The annual benefit under this
         Section 2.3 is the Disability Benefit amount set forth in Schedule A for the Plan Year ended immediately prior to the date in which Termination of Employment occurs.

                  2.3.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive in equal monthly installments commencing within forty-five (45) days after the date of the Executive's Normal Retirement Age and continuing for one hundred seventy-nine (179) additional months.

                  2.3.3 Benefit Increases. Benefit payments may be increased as provided in Section 2.1.3.

         2.4 Change in Control Benefit. If Executive is in active service at the time of a Change in Control, the Bank shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

                  2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Normal Retirement benefit set forth in Section 2.1.1.

                  2.4.2 Payment of Benefit. The Bank shall distribute the annual benefit to the Executive in equal monthly installments commencing with the month following the Executive's Normal Retirement Age and continuing for one hundred seventy-nine (179) additional months.

                                    ARTICLE 3
                                 DEATH BENEFITS

         3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the Lifetime Benefits of ARTICLE 2.

                  3.1.1    Amount of Benefit. The annual benefit under this
         Section 3.1 is the Normal Retirement Benefit described in Section
         2.1.1.

                  3.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the beneficiary in equal monthly installments payable on the first day of each month commencing within forty-five (45) days of the Executive's death and continuing for one hundred seventy-nine (179) additional months.


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         3.2      Death During Benefit Period. If the Executive dies after the benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         3.3 Death Following Termination of Employment But Before Benefits Commence. If the Executive is entitled to benefits under this Agreement, but dies prior to receiving said benefits, the Bank shall pay to the Executive's beneficiary the same benefits, in the same manner, they would have been paid to the Executive had the Executive survived; however, said benefit payments will commence within forty-five (45) days of the Executive's death.

                                    ARTICLE 4
                                  BENEFICIARIES

         4.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incapacitated, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person. The Bank may require proof of incapacity, minority or guardianship, as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 5
                               GENERAL LIMITATIONS

         5.1 Excess Parachute or Golden Parachute Payment. If the payments and benefits pursuant to this Agreement, either alone or together with other payments and benefits which the Executive has the right to receive from the Bank, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to this Agreement shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under this Agreement being non-deductible to the Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.


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         5.2      Termination for Cause. Notwithstanding any provision of this
Agreement to the contrary, the Bank shall not pay any benefit under this Agreement, if the Bank terminate the Executive's employment for cause. Termination of the Executive's employment for "CAUSE" shall mean termination because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of the Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank.

         5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not pay any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act ("FDIA").

         5.4 Restrictive Provisions. The Executive shall forfeit any unpaid benefits under this Agreement if during the term of this Agreement, and before all benefits have been paid, the Executive, directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of three percent (3%) or less in the stock of a publicly-traded company):

                  (i) within one calendar year after leaving the employ of the Corporation or the Bank, becomes employed by, participates in, or becomes connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution if the Executive's responsibilities will include providing banking or other financial services within the twenty (20) miles of the main office maintained by the Bank as of the date of the termination of the Executive's employment or in any county in which the Bank has a full-service branch bank;

                  (ii) within one calendar year after leaving the employ of the Bank or the Corporation participates in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, part-time or permanent basis, any individual who was employed by the Bank as of the date of termination of the Executive's employment;

                  (iii) within one calendar year after leaving the employ of the Bank or the Corporation assists, advises, or serves in any capacity, representative or otherwise, any third party in any action against the Bank or transaction involving the Bank other than in seeking legal redress of the rights of Executive or members of Executive's family or closely held business;


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                           provided, that the Executive shall not be penalized
                           hereunder in the event any employer of Executive not controlled by Executive elects to engage in an activity proscribed under this paragraph;

                  (iv) within one hundred twenty (120) days after leaving the employ of the Corporation or the Bank, sells, offers to sell, provides banking or other financial services, assists any other person in selling or providing banking or other financial services, or solicits or otherwise competes for, either directly or indirectly, any orders, contract, or accounts for services of a kind or nature like or substantially similar to the financial services performed or financial products sold by the Bank (the preceding hereinafter referred to as "SERVICES"), to or from any person or entity from whom the Executive or the Bank, to the knowledge of the Executive provided banking or other financial services, sold, offered to sell or solicited orders, contracts or accounts for Services;

                  (v) divulges, discloses, or communicates to others in any manner whatsoever, any confidential information of the Bank, to the knowledge of the Executive, including, but not limited to, the names and addresses of customers or prospective customers, of the Bank, as they may have existed from time to time, of work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed for the Bank, earnings or other information concerning the Bank. The restrictions contained in this subparagraph (v) apply to all information regarding the Bank, regardless of the source of such information. Notwithstanding anything to the contrary, the Executive shall not disclose any of the information referred to herein unless and until it becomes known to the general public from a source other than the Executive or those to whom disclosure was made by Executive.

                  5.4.2 Judicial Remedies. In the event of a breach or threatened breach by the Executive of any provision of these restrictions, the Executive recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank, and further recognizes that in such event monetary damages may be inadequate to fully protect the Bank. Accordingly, in the event of a breach or threatened breach of this Agreement, the Executive consents to the Bank's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing the Bank's rights hereunder and preventing the Executive from further breaching any of his obligations set forth herein. The Executive expressly waives any requirement, based on any statute, rule of procedure, or other source, that the Bank post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting the Bank from pursuing any other remedies available to the Bank at law or in equity for such breach or threatened breach, including the recovery of damages from the Executive. The Executive expressly acknowledges and agrees that: (i) the

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         restrictions set forth in Section 5.4.1 hereof are reasonable, in terms of scope, duration, geographic area, and otherwise, (ii) the protections afforded the Bank in Section 5.4.1 hereof are necessary to protect its legitimate business interest, (iii) the restrictions set forth in Section 5.4.1 hereof will not be materially adverse to the Executive's employment with the Bank, and (iv) his agreement to observe such restrictions forms a material part of the consideration for this Agreement.

                  5.4.3 Overbreadth of Restrictive Covenant. It is the intention of the parties that if any restrictive covenant in this Agreement is determined by a court of competent jurisdiction to be overly broad, then the court should enforce such restrictive covenant to the maximum extent permitted under the law as to area, breadth and duration.

                  5.4.4 Change in Control, Etc. The non-competition provisions specified in Section 5.4.1 hereof shall not be enforceable following a Change in Control and shall not apply unless the Corporation or the Bank continues to compensate the Executive at for the time during which the provision is applicable (the Corporation or the Bank reserving the absolute right to terminate such compensation at any time). The compensation required by this paragraph shall be not less than the monthly salary received by the Executive immediately preceding the Executive's termination from service. However, if the Executive is terminated for cause as herein provided, then no such compensation shall be required and the non-compete provisions shall apply with full force and effect.

                  5.4.5 Termination by the Executive for Good Reason. If the Bank or the Corporation persists, for a period of thirty (30) calendar days after written notice from Executive describing in reasonable detail the matter as to which Executive is complaining, in any attempt to require Executive to perform (or omit to perform) any act or engage (or omit to engage) in any conduct that would constitute, in the Executive's reasonable judgment, illegal conduct or omission, a violation of the Corporation's or Bank's code of ethics or code of conduct, or other Bank or Corporation policy, then Executive shall be entitled to resign for good reason ("GOOD REASON"). Such notice shall be deemed a demand for the Bank to cease any such attempt. If the Executive resigns for Good Reason, then the Executive shall continue to be entitled to the benefits under this Agreement but shall not be subject to the non-competition provisions of Section 5.4.1.

         5.5 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the insurance company denies coverage for material misstatements of fact made by the Executive on any application for life insurance purchased by the Bank, or any other reason; provided, however that the Bank shall evaluate the reason for the denial, and upon advice of legal counsel and in its sole discretion, consider judicially challenging any denial.

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                                    ARTICLE 6
                          CLAIMS AND REVIEW PROCEDURES

         6.1 Claims Procedure. An Executive or beneficiary ("CLAIMANT") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

                  6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Bank a written claim for the benefits.

                  6.1.2 Timing of Bank Response. The Bank shall respond to such claimant within thirty (30) days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional thirty (30) days by notifying the claimant in writing, prior to the end of the initial thirty- (30)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expect to render their decision.

                  6.1.3 Notice of Decision. If the Bank denies part or all of the claim, the Bank shall notify the claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           6.1.3.1  The specific reasons for the denial,

                           6.1.3.2 A reference to the specific provisions of the Agreement on which the denial is based,

                           6.1.3.3 A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

                           6.1.3.4 An explanation of the Agreement's review procedures and the time limits applicable to such procedures, and

                            6.1.3.5 A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Bank denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

                  6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Bank's notice of denial, must file with the Bank a written request for review.


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                  6.2.2    Additional Submissions - Information Access. The
         claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Bank shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  6.2.4 Timing of Bank Response. The Bank shall respond in writing to such claimant within sixty (60) days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional sixty (60) days by notifying the claimant in writing, prior to the end of the initial sixty- (60)-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

                  6.2.5 Notice of Decision. The Bank shall notify the claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           6.2.5.1  The specific reasons for the denial,

                           6.2.5.2 A reference to the specific provisions of the Plan on which the denial is based,

                           6.2.5.3 A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and

                           6.2.5.4 A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

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                                    ARTICLE 7
                           AMENDMENTS AND TERMINATION

         No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                                    ARTICLE 8
                                  MISCELLANEOUS

         8.1 Administration. The Bank shall have powers, which are necessary to administer this Agreement, including but not limited to:

                  8.1.1    Interpreting the provisions of the Agreement;

                  8.1.2 Establishing and revising the method of accounting for the Agreement;

                  8.1.3    Maintaining a record of benefit payments; and

                  8.1.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         8.2 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Tennessee, except to the extent preempted by the laws of the United States of America.

         8.3 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

         8.4 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         8.5 Administrator. The Bank shall be the administrator under this Agreement. The Bank may delegate to others certain aspects of the management and operational responsibilities including the service of advisors and the delegation of ministerial duties to qualified individuals.

         8.6 Right of Offset. The Bank shall have the right to offset the benefits against any unpaid obligation the Executive may have with the Bank.

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         8.7      No Guarantee of Employment. This Agreement is not an
employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         8.8 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         8.9 Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Bank:       Capital Bank & Trust Company
                                     Attention: Secretary
                                     1820 West End Avenue
                                     Nashville, Tennessee 37203

                  To the Executive:  Sally P. Kimble
                                     1151 Fairways Drive
                                     Lebanon, Tennessee 37087

         8.10 Facility of Payment. If the Executive is declared to be incompetent, or incapable of handling the disposition of his or her property, the Bank may pay such benefit to the duly appointed guardian, legal representative or person having the care or custody of the Executive. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

         8.11 Reorganization. The Corporation shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Corporation hereunder.

         8.12 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         8.13 Nature of Obligations. Except as described in Section 2.6, nothing contained herein shall create or require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         8.14 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.15 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         8.16 Counterparts. This Agreement may be executed in one or more counterparts, each off which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         8.17 Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder.

         IN WITNESS WHEREOF, the Executive and duly authorized officers of the Bank have signed this Agreement.

EXECUTIVE:                                          BANK:
                                                    CAPITAL BANK & TRUST COMPANY


/s/ Sally P. Kimble                        By /s/ R. Rick Hart
--------------------------------              ----------------------------------
SALLY P. KIMBLE
                                            Title Chairman, President & CEO
                                                 -------------------------------

    (Capital Bancorp, Inc.'s signature follows on the next succeeding page.)

         By execution hereof, Capital Bancorp, Inc. consents to and agrees to be bound by the terms and conditions of this Agreement.


ATTEST:                                      CORPORATION:
                                             CAPITAL BANCORP, INC.

/s/ Kevin D. Busbey
Kevin D. Busbey, SVP & Controller            By /s/ R. Rick Hart
                                             Title: Chairman, President & CEO

                                   SCHEDULE A
                          CAPITAL BANK & TRUST COMPANY
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

                                LIFETIME BENEFITS

                                 SALLY P. KIMBLE

                                                                                                         CHANGE IN
                                                                     EARLY            DISABILITY          CONTROL
                                                                  TERMINATION           ANNUAL            ANNUAL
      PLAN       ATTAINED         VESTING        ACCRUED         ANNUAL BENEFIT        BENEFIT            BENEFIT
      YEAR          AGE           SCHEDULE       BENEFIT              (1)                (1)                (1)
        1           51            100.00%         $10,143            $2,544             $2,544            $25,000
        2           52            100.00%         $20,965            $4,928             $4,928            $25,000
        3           53            100.00%         $32,512            $7,162             $7,162            $25,000
        4           54            100.00%         $44,832            $9,257             $9,257            $25,000
        5           55            100.00%         $57,978           $11,219            $11,219            $25,000
        6           56            100.00%         $72,004           $13,059            $13,059            $25,000
        7           57            100.00%         $86,969           $14,783            $14,783            $25,000
        8           58            100.00%        $102,936           $16,399            $16,399            $25,000
        9           59            100.00%        $119,973           $17,913            $17,913            $25,000
        10          60            100.00%        $138,151           $19,333            $19,333            $25,000
        11          61            100.00%        $157,546           $20,663            $20,663            $25,000
        12          62            100.00%        $178,240           $21,910            $21,910            $25,000
        13          63            100.00%        $200,320           $23,078            $23,078            $25,000
        14          64            100.00%        $223,879           $24,174            $24,174            $25,000
        15          65            100.00%        $240,455           $25,000            $25,000            $25,000


(1)      Payments commence at Normal Retirement Age

                             BENEFICIARY DESIGNATION
                          CAPITAL BANK & TRUST COMPANY
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

I, SALLY P. KIMBLE, designate the following as beneficiary of benefits under the Agreement payable following my death:

PRIMARY:

----------------------------------------------------------------------
                                                                          -----%

----------------------------------------------------------------------
                                                                          -----%

----------------------------------------------------------------------
                                                                          -----%
--------------------------------------------------------------------------------

CONTINGENT:
----------------------------------------------------------------------
                                                                          -----%

----------------------------------------------------------------------
                                                                          -----%
----------------------------------------------------------------------
                                                                          -----%

--------------------------------------------------------------------------------


NOTES:

    -  PLEASE PRINT CLEARLY OR TYPE THE NAMES OF THE BENEFICIARIES.

    - TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s) AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

    -  TO NAME YOUR ESTATE AS BENEFICIARY, PLEASE WRITE "ESTATE OF [YOUR NAME]".

    - BE AWARE THAT NONE OF THE CONTINGENT BENEFICIARIES WILL RECEIVE ANYTHING UNLESS ALL OF THE PRIMARY BENEFICIARIES PREDECEASE YOU.

I understand that I may change these beneficiary designations by delivering a new written designation to the Administrator, which shall be effective only upon receipt and acknowledgment by the Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

NAME:
      ---------------------------------------

SIGNATURE:                                           DATE:
          -----------------------------------             ----------------------

Received by the Plan Administrator this ____________ day of ___________________, 20___.

By:
   -----------------------------------

Title:
      --------------------------------


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